Registration No. 333-128626

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

_________________________

STANTEC INC.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of organization)	Not Applicable (I.R.S. Employer Identification No.)

10160 – 112 Street

Edmonton, Alberta, Canada T5K 2L6

(Address of principal executive offices)

STANTEC INC.

EMPLOYEE SHARE OPTION PLAN

(Full title of the Plan)

___________________

Stantec Consulting Inc.

19 Technology Drive, Irvine CA 92618-2334

(949) 923-6000

(Name and address of agent for service)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

The registrant filed a Registration Statement on Form S-8 (Registration No. 333-128626) filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2005. The registrant is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement to remove from registration 76,172 common shares of the registrant remaining unsold by the registrant pursuant to the Registration Statement as of the date of the filing of the Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, Alberta, Country of Canada, on this 18th day of May, 2007.

STANTEC INC.

By:	/s/ Jeffrey S. Lloyd
	Name:	Jeffrey S. Lloyd
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on May 18, 2007.

	Signature	Title

	*	President and Chief Executive Officer, and
	Anthony P. Franceschini	Director (Principal Executive Officer)

	*	Senior Vice President and Chief Financial Officer
	Donald W. Wilson	(Principal Financial and Accounting Officer)

	*	Director
Robert J. Bradshaw

	*	Director
William D. Grace

	*	Director
Susan E. Hartman

	*	Chairman of the Board and Director
Ronald Triffo

By:	/s/ Jeffrey S. Lloyd
Jeffrey S. Lloyd, as
Attorney-in-Fact